SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - JANUARY 16, 2004
                       (Date of Earliest Event Reported)

                            J NET ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)


                           Commission File No. 1-9728

        Nevada                                  88-0169922
________________________           ____________________________________
(State of Incorporation)           (I.R.S. Employer Identification No.)

4020 Lake Creek Drive, #100
Wilson, Wyoming                                    83014
_______________________________________           ________
(Address of principal executive offices          (Zip Code)


Registrant's telephone number, including area code:  (307) 739-8603

                               N/A
_____________________________________________________________
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

(a)  Previous independent accountants.

On January 16, 2004, J Net Enterprises, Inc. (the "Company") terminated the engagement of Ernst & Young LLP ("E&Y") as the Company's independent auditors for the fiscal year ending June 30, 2004. The decision to terminate E&Y was approved by the Company's Audit Committee with the concurrence of Management.

During the fiscal years ended June 30, 2003 and 2002 and through the date hereof, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the matter of the disagreement(s) in connection with their report.

The Company requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. A copy of E&Y's letter to the Commission, dated January 20, 2004 is filed as Exhibit 16 to this Form 8-K.

During the two most recent fiscal years and through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1)
(v)).

(b)  New independent accountants.

The Registrant has selected CF & Co., L.L.P. ("CF & Co.") as its new independent auditors as of January 16, 2004. CF & Co. is in the process of finalizing their client acceptance due diligence.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

         16.1   Letter from Ernst & Young LLP dated January 20, 2004

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      J NET ENTERPRISES, INC.


                                      By: /s/ Mark E. Wilson
                                      ______________________________
                                      Name:  Mark E. Wilson
                                      Title: Chief Financial Officer

Dated:  January 20, 2004

EXHIBIT INDEX

Exhibit No.      Description
__________       ___________

16.1.            Letter from Ernst & Young LLP dated January 20, 2004